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                                    EXHIBIT (Y)(I)

                        CONSENT OF PRICEWATERHOUSECOOPERS LLP

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                          CONSENT OF INDEPENDENT ACCOUNTANTS
                                    -------------


To the Board of Trustees of
Ameritor Security Trust

We consent to the incorporation by reference in Post-Effective Amendment No. 14 to the Registration Statement of the Ameritor Security Trust (formerly, Steadman Associated Fund) (the "Fund") on Form N-1A (File No. 333-20889) of our report dated August 6, 1996, on our audit of the financial statements and financial highlights of the Fund, which report is included in the Annual Report to Shareholders for the year ended June 30, 1996, which is incorporated by reference in the Registration Statement.


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Baltimore, Maryland
March 22, 1999